EXHIBIT 21

Subsidiaries of Registrant

COMPANY NAME
AdminaStar Federal, Inc.
Anthem Alliance Health Insurance Company
Anthem Benefit Administrators, Inc.
Anthem East, Inc.
Anthem Financial, Inc.
Anthem Health & Life Insurance Company of New York
Anthem Health Plans of Kentucky, Inc.
Anthem Health Plans of Maine, Inc.
Anthem Health Plans of New Hampshire, Inc.
Anthem Health Plans of Virginia, Inc.
Anthem Health Plans, Inc.
Anthem Insurance Companies, Inc.
Anthem Life Insurance Company
Anthem Midwest, Inc.
Anthem Prescription Management, LLC
Anthem Southeast, Inc.
Anthem UM Services, Inc.
Anthem West, Inc.
Associated Group, Inc.
Benefit Administration Services, Inc.
Community Insurance Company
Consolidated Holdings Corporation
Consolidated Insurance, Inc.
Dayton Services Company
Health Initiatives, Inc.
Health Management Corporation
Health Management Systems, Inc.
HealthKeepers, Inc.
HealthReach Services, Inc.
Healthy Homecomings Incorporated of St. Louis
Healthy Homecomings, Inc.
HMO Colorado, Inc.
Lease Partners, Inc.
Machigonne, Inc.
Maine Partners Health Plan, Inc.
Matthew Thornton Health Plan, Inc.
Monticello Service Agency, Inc.
Northeast Consolidated Services, Inc.
Peninsula Health Care, Inc.
Primary Care First, LLC
Priority Health Care, Inc.
Priority Insurance Agency, Inc.
Priority, Inc.
Rocky Mountain Health Care Corporation
Rocky Mountain Hospital and Medical Service, Inc.
Southeastern United Agency, Inc.
SpectraCare, Inc.
The Anthem Companies, Inc.
Trigon Health and Life Insurance Company
Trigon Services, Inc.